CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 22 to the registration statement on Form N-1A ("Registration Statement") for the Pillar Funds of our report dated November 17, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders and Board of Trustees of SEI Institutional Managed Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Financial Statements" in such


/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
February 28, 2001